Nina Cešarek, Notary Public
Kocevje, Trg zbora odposlancev 66

Ref. No.: SV 45/03

NOTARIAL PROTOCOL

The following parties appeared in front of me, Notary Public, in the offices of PRO PLUS d.o.o., Ljubljana, Kranjceva 26 (twenty-six):

a) PRODUKCIJA PLUS service company d.o.o., Ljubljana, Ljubljana, Kranjceva 26 (twenty-six) represented by General Director, Jurenec Marijan, born on 28.10.1957 (twenty-eighth of October one thousand nine hundred and fifty-seven), residing in Radomlje, Precna ulica 1 (one), as Transferor,

b) Ujcic Janez, born on 24.02.1945 (twenty-fourth of February one thousand nine hundred and forty-five), residing in Maribor, Ulica obnove 9 (nine), as Transferee,

c) Vidmar Lenko, born on 01.03.1952 (first of March one thousand nine hundred and fifty-two) residing at 15 (fifteen) Vukovski dol, represented by Ujcic Janez, born on 24.02.1945 (twenty-fourth of February one thousand nine hundred and forty-five), residing in Maribor, Ulica obnove 9 (nine), as Seller.

The identity of the parties was established as follows:

a) PRODUKCIJA PLUS service company d.o.o., Ljubljana; a company registered in the Court Register of the District Court of Ljubljana, reg. No. 1(one)/26519(twenty-six thousand five hundred and nineteen)/00(zero zero),

Jurenec Marijan: Personally known to Notary Public,
b,c) Ujcic Janez: Personally known to Notary Public,
The parties have agreed to enter into the following:
SHARE TRANSFER AGREEMENT RE TELE 59,
The text of which was presented in the form of a private document.

I, Notary Public, established that the private document in its form and contents complies with the regulations on the notary document pursuant to the provisions of Articles 31 to 35 and 43 of the Notary Act, therefore I confirm it pursuant to the provisions of Articles 49 and 50 of the same Act. I attach the document to this Notary Protocol in the prescribed way and the document becomes its constituent part.

I read this Notary Protocol to the parties and instruct them on the legal consequences of the legal transaction, after which the parties declare that they have been acquainted with the entire contents of the document, that the contents correspond to their will, then they approve the document and sign it in front of me.

This Notary Protocol has been attached two powers of attorney.

This Notary Protocol has been written in five copies; The original is kept with Notary Public, while the parties receive the first three copies of the original of the Notary Protocol and one copies is intended to file an application for a registration of the changes in the Court Registers of the District Court in Maribor.

The parties have agreed that further copies of the Notary Protocol can be issued several times.
Ljubljana, 30.01.2003 (thirtieth January two thousand and three)

Signed by:	Signature and seal of Notary Public:

1. Produkcija Plus d.o.o., a Slovene corporation with its principal headquarters at Kranjceva 26, Ljubljana, represented by duly authorized general director Marijan Jurenec (hereinafter referred to as Transferor),

2. Janez Ujcic, a Slovene citizen residing at 9 Ulica obnove, 2000 Maribor (hereinafter referred to as Transferee),

and

3. Lenko Vidmar, a Slovene citizen residing at 15 Vukovski dol, 2221 Jarenina (hereinafter referred to as Transferee)

have agreed to enter into the following:

SHARE TRANSFER AGREEMENT
RE TELE 59

Article I. RECITALS

A. The parties hereto establish that:

1. Transferor is the holder of a business share in the company TELE 59 d.o.o., Maribor, registered at Court Register of the District Court of Maribor under the registration number 1/6087/00.

2. The Transferee has agreed in accordance with its activities the interest to acquire these business shares and Transferor to transfer such business share into the property of Transferee.

B. THEREFORE the parties hereto agree as follows:

Article II. Object of this Agreement

                      A. The Transferor hereby transfers and conveys to the Transferees a part of its business share in the aggregate nominal amount of 42,000.00 (forty two thousand) SIT, which represents a 2% (two percent) share of the total capital, to each Transferee one part of its business share in the nominal amount of 21,000.00 (twenty one thousand) SIT, which represents 1 (one) %.

B. Transferee accepts and takes over the said business share.

Article III. Consideration

A. This transfer is being made and accepted for the agreed consideration of 42,000.00 (forty two thousand) SIT.

Article IV. Transfer of the business share

                      A. The transfer contemplated hereunder shall not be valid or effective until the Share Exchange Agreement between Transferor and Tele 59 d.o.o. in respect of the shares of Tele 59 d.o.o. and POP TV d.o.o. has been fully executed by the parties thereto and the transfer contemplated thereby is effective.

B. On the date of execution hereof (the Closing Date), the Tele 59 business share is to be transferred to Transferee.

C. The transfer of the Tele 59 business share to Transferee shall be completed with the notification of the transfer to the director of the Transferee.

                      D. Any of the parties hereto is allowed to notify the transfer of the relevant business share to the director of the Company, and the Transferee shall be obliged to cause the director to register the transfer with the Court Register. If the director of Transferee does not submit the application for the registration of the business share transfer to the Court Register in 15 (fifteen) days after the receipt of the notification of such transfer, any of the parties hereto is allowed to submit such application to the Court Register.

                      E. All rights derived from or related to the Tele 59 business share, including the possible right on the receipt of the profits for the preceding years, that have not yet been distributed on the day hereof, shall be transferred to Transferee on the Closing Date.

Article V. Transferor Representations and Warranties

                      A. The Transferor represents and warrants in favor of the Transferee the following to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

a. Status of Transferor. Transferor is a corporation duly organized, validly existing under the laws of Slovenia.

                      b. Corporate Authorization. The Transferor has all necessary corporate power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Transferor and constitutes its valid and binding obligation, enforceable according to its terms.

                      c. Non-Violation. The execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of the Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of the Transferor to perform its obligations hereunder or thereunder, or (ii) any material contract, indenture, agreement or commitment to which the Transferor is a party or bound.

                      d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or the other agreements contemplated hereby.

e. Organization of Tele 59. Tele 59 is a corporation duly organized and validly existing under the laws of Slovenia.

                      f. Transfer of Tele 59 business share. As of the Closing Date, the Transferor will transfer to the Transferee good and valid title to the Tele 59 business share, free and clear of all liens, options and/or other encumbrances or commitments of any kind.

                      g. Consents. No consent or approval, registration (except registration in the Court Register) declaration or filling with any Governmental Authority is or will be required to be obtained or made in connection with the execution and delivery of the Agreement or the consummation of any other transaction contemplated hereby.

Article VI. Transferee Representations and Warranties

                      B. Transferee hereby represents and warrants in favor of the Transferor the following to be true and correct. These representations and warranties are made as of the date hereof and as of the Closing Date.

a. Status of Transferee. The Transferee is a corporation duly organized and validly existing under the laws of Slovenia.

                      b. Corporate Authorization. The Transferee has all necessary corporate power and authority to enter into this Agreement and to perform all obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Transferee and constitutes its valid and binding obligation, enforceable according to its terms.

                      c. Non-Violation. The execution and delivery by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby are not prohibited by, do not violate any provision of and will not result in the breach of or accelerate or permit the acceleration of the performance required by the terms of, (i) any applicable law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority of Slovenia or any State thereof, including any authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing in a manner which would have a material adverse effect on the ability of the Transferee to perform its obligations hereunder or thereunder, (ii) the Articles of Incorporation or By-laws of  the Transferee or (iii) any material contract, indenture, agreement or commitment to which the Transferee is a party or bound.

                      d. No Governmental Consent Required. No consent, approval, authorization or order of any governmental agency or body of Slovenia, any State or instrumentality thereof is required for the execution and delivery by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby, the absence of which would have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement.

Produkcja Plus d.o.o.:	Janez Ujcic:

/s/ Marijan Jurenec	/s/ Janez Ujcic
Marijan Jurenec	Janez Ujcic

Lenko Vidmar:

/s/ Lenko Vidmar
Lenko Vidmar

POWER OF ATTORNEY

With which I, Lenko Vidmar, born on 1.3. 1952, residing at 15 Vukovski dol, Jarenina

Authorize:

Mr. Ujcic Janez, born on 24.2.1945, residing in Maribor, Ulica obnove 9, to sign the Share Transfer Agreement Re Tele 59 in my name; the above named agreement bears the ref. No SV 45/03 of the Notarial Protocol by mag. Nina Cešarek.

Lenko Vidmar
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